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                                                                   Exhibit 99.2



    Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report on Form 11-K of OfficeMax, Inc. 401(k) Savings Plan (the "Plan") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael F. Killeen, as Chief Financial Officer of OfficeMax, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods expressed in the Report.


/s/ Michael F. Killeen
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Michael F. Killeen
Chief Financial Officer, OfficeMax, Inc.
June 27, 2003